UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2022

Superior Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 2900

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer and Director

On January 20, 2022, Brian K. Moore, the Company’s executive vice president, was appointed to serve as president and chief executive officer and a member of the board of directors of the Company in accordance with the Stockholders’ Agreement by and among the Company and its stockholders party thereto, dated as of February 2, 2021, as amended. Mr. Moore will also serve on the audit committee and compensation committee of the Company’s board of directors. As a result of Mr. Moore’s appointment, Michael Y. McGovern, the Company’s executive chairman of its board of directors, will no longer perform the functions of the Company’s principal executive officer but will remain with the Company as executive chairman of the board of directors.

In connection with his appointment as president and chief executive officer, the board of directors and the compensation committee of the board of directors approved a binding term sheet with Mr. Moore (the “Employment Term Sheet”), which provides for an initial annual base salary of $750,000 and a target annual incentive award opportunity equal to 100% of his annual base salary, with an initial three-year term that automatically extends for additional one-year terms unless either party gives at least 60 days prior written notice of non-renewal before expiration of the then-current term.

The Employment Term Sheet provides for an award having a grant date fair value equal to $9.0 million, consisting of 20% of time-based restricted stock units (“RSUs”) and 80% of performance-based restricted stock units (“PSUs”). The RSUs will be subject to vesting over three years, ratably or upon earlier vesting of the PSUs, subject to Mr. Moore’s continued employment. The PSUs will be subject to vesting based on achievement of pre-established specified performance goals, subject to Mr. Moore’s continued employment with the Company through and including the date of achievement of such goals.

If Mr. Moore’s employment is terminated by the Company without cause as defined in the Employment Term Sheet or by Mr. Moore for good reason as defined in the Employment Term Sheet, or if Mr. Moore’s employment is terminated due to disability, then the Company will pay or provide Mr. Moore:

•

His base salary through the date of termination, any earned but unpaid cash incentive compensation for the preceding calendar year, any rights under the terms of equity awards and any medical or other welfare benefits required by law (the “Accrued Amounts”);

•	A lump sum severance payment equal to: (1) two times the sum of Mr. Moore’s annual salary plus target annual bonus; and (2) Mr. Moore’s pro-rated target annual bonus for the year of termination; and

•	Healthcare continuation benefits for up to 24 months (the “Welfare Continuation Benefit”).

The payments and benefits described above (other than the Accrued Amounts) are subject to Mr. Moore’s timely execution of a release of claims in favor of the Company.

If Mr. Moore’s employment is terminated by the Company for cause, by Mr. Moore other than for good reason or due to Mr. Moore’s death, then the Company will only be required to pay to Mr. Moore or Mr. Moore’s estate the Accrued Amounts.

Mr. Moore will also be bound by a 24-month post-termination non-compete covenant and a 12-month post-termination non-solicitation covenant.

A description of Mr. Moore’s positions with the Company, business experience and certain biographical information is set forth in the Company’s Form 10-K for fiscal year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 26, 2021, which information is incorporated by reference herein.

There are no family relationships between Mr. Moore and any other director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than with respect to the Employment Term Sheet, there are no transactions between Mr. Moore or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Moore and any other persons pursuant to which Mr. Moore was selected as the president and chief executive officer or as a member of the Board.

The foregoing description of the Employment Term Sheet applicable to Mr. Moore is a summary only and does not purport to be complete. The Company and Mr. Moore intend to negotiate and execute a full employment agreement, together with award agreements for the RSUs and PSUs that will be approved by the Board and/or compensation committee of the Board and specify the number of shares underlying the awards and other matters, that will supersede the Employment Term Sheet.

Item 7.01. Regulation FD Disclosure.

On January 21, 2022, the Company issued a press release announcing Mr. Moore’s appointment as president and chief executive officer of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated January 21, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superior Energy Services, Inc.

Date: January 21, 2022	By:	/s/ James W. Spexarth
James W. Spexarth
Executive Vice President, Chief Financial Officer and Treasurer